UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/9/2012

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”) relating to the issuance and sale of 17,500,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $4.25 per share and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $3.995 per share. The net proceeds to us from this offering are expected to be approximately $69.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The closing of the offering is expected to take place on or about May 14, 2012, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 2,625,000 shares of our common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Dynavax and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to two registration statements on Form S-3 (Registration Statement Nos. 333-169576 and 333-175645) previously filed with and declared effective by the Securities and Exchange Commission and prospectus supplements thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On May 8, 2012, we issued a press release announcing that we had commenced the offering. On May 9, 2012, we issued a press release announcing that we had priced the offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

This report contains “forward-looking statements,” including those relating to Dynavax’s expectations with respect to the completion, timing and size of its offering, and the expected net proceeds from the offering. Actual results may differ materially from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as those inherent in our business, including whether successful clinical and regulatory development and approval of HEPLISAV™ and our process for its manufacture can occur in a timely manner or without significant additional studies or difficulties or delays; whether our studies can support registration for commercialization of HEPLISAV; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process, including whether the BLA will be accepted for filing and if it is accepted, approved; our ability to obtain additional financing to support the development and commercialization of HEPLISAV and its other operations; possible claims against us based on the patent rights of others; and other risks detailed in the “Risk Factors” section of our current periodic reports with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 9, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 8, 2012, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated May 9, 2012, titled “Dynavax Prices Public Offering of Common Stock.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: May 10, 2012	By:	/s/ Michael S. Ostrach
Michael S. Ostrach Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 9, 2012.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 8, 2012, titled “Dynavax Announces Proposed Public Offering of Common Stock.”

99.2	Press Release, dated May 9, 2012, titled “Dynavax Prices Public Offering of Common Stock.”